UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2011
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1
EX-99.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Election of Director and Appointment of Officers
On May 9, 2011, Oceaneering International, Inc. (“Oceaneering”) announced that M. Kevin McEvoy was appointed by the Board of Directors (the “Board”) as President and Chief Executive Officer of Oceaneering following the retirement of T. Jay Collins from those positions. Mr. McEvoy, age 60, previously served as Executive Vice President and Chief Operating Officer of Oceaneering. Mr. McEvoy was also elected by the Board as a Class II Director, with a term that is scheduled to expire at Oceaneering’s 2012 annual meeting of shareholders. Oceaneering previously announced in February 2011 the designation of Mr. McEvoy to succeed Mr. Collins as President and Chief Executive Officer. Oceaneering also announced the appointment by the Board of Marvin J. Migura, Oceaneering’s Senior Vice President and Chief Financial Officer, to the position of Executive Vice President and Chief Financial Officer. A copy of the Press Release announcing these appointments and election by the Board is furnished as Exhibit 99.1. Changes to the compensation arrangements for Messrs. McEvoy and Migura as a result of these appointments are reflected in the table and information below.
Compensation of Officers
On May 6, 2011, the Compensation Committee of the Board (the “Committee”) approved increases in the annual base salary for the following executive officers who were named executive officers in Oceaneering’s proxy statement for its 2011 annual meeting of shareholders (the “Named Executive Officers”) to the following amounts, effective on May 6, 2011 for Messrs. McEvoy and Migura and July 1, 2011 for the others:

Name and Position
M. Kevin McEvoy	$600,000
President and Chief Executive Officer
Marvin J. Migura	$450,000
Executive Vice President and Chief Financial Officer
George R. Haubenreich, Jr.	$365,000
Senior Vice President, General Counsel and Secretary
Kevin F. Kerins	$315,000
Senior Vice President — ROVs
On May 6, 2011, the Committee approved grants of awards to Mr. Migura of 2,000 restricted stock units and 2,000 performance units under Oceaneering’s 2010 Incentive Plan. Those awards have substantially the same terms and conditions as the awards of restricted stock units and performance units to Mr. Migura approved by the Committee on February 25, 2011, as previously reported. The foregoing description of the award to Mr. Migura is intended to be only a summary and is qualified by reference to the complete agreements, which are attached as exhibits to this report and incorporated by reference into this Item.
Change of Control and Indemnification Agreements
On May 6, 2011, the Committee approved Oceaneering’s entering into indemnification agreements with three current executive officers who previously did not have indemnification agreements with Oceaneering and change of control agreements with four current executive officers who previously did not have change of control agreements with Oceaneering. These executive officers in each instance included Kevin F. Kerins.

The form of indemnification agreement approved is in the same form as the previously disclosed indemnification agreements entered into with the Named Executive Officers (other than Mr. Kerins). The form of change of control agreement approved is in substantially the same form as the previously disclosed change of control agreement entered into in 2001, as amended, with the Named Executive Officers (other than Mr. Kerins), except as follows:
•	the severance package provided for consists of an amount equal to two times the sum of 1) the executive’s highest annual rate of base salary during the then-current year or any of the three years preceding the year of termination, and 2) an amount equal to the target award the executive is eligible to receive under the then-current annual bonus plan;

•	the recipient would receive benefits under all other plans in which he then participates, for two years; and

•	the recipient would not be eligible to receive a tax gross-up amount for any payments made under the agreement that would cause the recipient to be liable for an excise tax should the payment be a “parachute payment,” as defined by the Internal Revenue Code and applicable Treasury Regulations.
The foregoing descriptions of the indemnification agreements and change of control agreements are intended to be only summaries and are qualified by reference to the complete agreements, which are attached as exhibits to this report and incorporated by reference into this Item.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 6, 2011, Oceaneering held its annual meeting of shareholders. The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:
1.	The two nominees proposed by the Board of Directors were elected as Class I directors for a three-year term that is scheduled to expire at Oceaneering’s 2014 annual meeting of shareholders and the voting results are set forth below:

Name of Director	For	Withheld	Broker-Non-Votes
T. Jay Collins	45,992,354	2,312,918	2,596,852
D. Michael Hughes	39,344,794	8,960,478	2,596,852
2.	To approve, on an advisory basis, the compensation of Oceaneering’s named executive officers.
The compensation of Oceaneering’s named executive officers was approved, on an advisory basis, and the voting results are set forth below:

For	Against	Abstentions	Broker-Non-Votes
44,865,599	2,888,921	550,752	2,596,852
3.	To approve, on an advisory basis, the frequency of holding future advisory votes to approve the compensation of Oceaneering’s named executive officers:
The shareholders have selected, on an advisory basis, that Oceaneering hold future advisory votes on the compensation of Oceaneering’s named executive officers every one year, and the voting results are set forth below:

1 year	2 years	3 years	Abstentions	Broker-Non-Votes
40,468,088	463,743	6,831,605	541,836	2,596,852

4.	To ratify the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2011.
The ratification of Ernst & Young LLP was approved, and the voting results are set forth below:

For	Against	Abstentions	Broker-Non-Votes
50,310,637	578,408	13,079	0
In light of the voting results with respect to the frequency of shareholder votes on the compensation of Oceaneering’s named executive officers, Oceaneering’s Board of Directors has determined that Oceaneering will hold an annual advisory vote on the compensation of its named executive officers until the next advisory vote on the frequency of shareholder votes on the compensation of its named executive officers, or until the Board of Directors determines it in the best interest of Oceaneering to hold such vote with different frequency.
Item 8.01 Other Events
Two-for-One Stock Split
On May 9, 2011, Oceaneering announced that its Board approved a two-for-one stock split of Oceaneering’s common stock in the form of a stock dividend, payable on June 10, 2011, to shareholders of record at the close of business on May 19, 2011. Oceaneering common stock is expected to begin trading on a split-adjusted basis on June 13, 2011. The split will increase Oceaneering’s total shares of common stock outstanding as of March 31, 2011, from approximately 54 million shares to 108 million shares.
Quarterly Dividend
On May 9, 2011 Oceaneering also announced that its Board declared a quarterly dividend of $0.15 per common share, on split-adjusted shares, with such dividend payable on June 29, 2011 to shareholders of record at the close of business on June 17, 2011.
A copy of the press release announcing the above actions is filed as Exhibit 99.2 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Supplemental 2011 Restricted Stock Unit Agreement

10.2	Form of Supplemental 2011 Performance Unit Agreement

10.3	2011 Performance Award: Goals and Measures, relating to the form of Supplemental 2011 Performance Unit Agreement

10.4	Form of Indemnification Agreement

10.5	Form of Change of Control Agreement

99.1	Press release issued by Oceaneering International, Inc., dated May 9, 2011

99.2	Press release issued by Oceaneering International, Inc., dated May 9, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: May 9, 2011

EXHIBIT INDEX

No.	Description

10.1	Form of Supplemental 2011 Restricted Stock Unit Agreement

10.2	Form of Supplemental 2011 Performance Unit Agreement

10.3	2011 Performance Award: Goals and Measures, relating to the form of Supplemental 2011 Performance Unit Agreement

10.4	Form of Indemnification Agreement

10.5	Form of Change of Control Agreement

99.1	Press release issued by Oceaneering International, Inc., dated May 9, 2011

99.2	Press release issued by Oceaneering International, Inc., dated May 9, 2011